Exhibit 99.1

HCI Group Reports Third Quarter 2024 Results

Pre-Tax Income of $14.1 million

Diluted EPS of $0.52

Tampa, Fla. – November 7, 2024 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported pre-tax income of $14.1 million and net income of $9.4 million in the third quarter of 2024. Net income after noncontrolling interests was $5.7 million compared with $13.2 million in the third quarter of 2023. Diluted earnings per share were $0.52 in the third quarter of 2024, compared with $1.34 diluted earnings per share, in the third quarter of 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the third quarter of 2024 was $8.9 million, or $0.47 diluted earnings per share compared with adjusted net income of $16.5 million, or $1.41 diluted earnings per share, in the third quarter of 2023. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“Despite Hurricanes Debby and Helene making landfall in the third quarter, the company reported positive earnings,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “Our balance sheet remains strong, our underlying business is performing well and we continue to grow. For example, in October we assumed approximately 42,000 policies from Citizens.”

Third Quarter 2024 Commentary

Consolidated gross premiums earned in the third quarter increased to $265.5 million from $188.3 million in the third quarter of 2023 driven primarily by growth in Florida.

Premiums ceded for reinsurance in the third quarter were $109.7 million compared with $66.2 million in the third quarter of 2023. The increase was attributable to increased reinsurance coverage due to growth in the number of policies in force and total insured value, along with the reversal of $12.3 million of previously accrued benefits related to retrospective provisions following the impact of Hurricane Helene. Premiums ceded represented 41.3% of gross premiums earned in the third quarter of 2024 compared with 35.1% in the third quarter of 2023.

Net investment income in the third quarter was $13.7 million compared with $9.4 million in the third quarter of 2023. The $4.3 million increase was primarily attributable to an increase in interest income from cash, cash equivalents and available-for-sale securities.

Losses and loss adjustment expenses in the third quarter were $105.7 million compared with $66.7 million in the third quarter of 2023. The loss ratio, as a percentage of gross premiums earned, in the third quarter was 39.8% compared to 35.4% in the third quarter of 2023. Loss and loss adjustment expenses included $40.0 million from Hurricane Helene and $6.5 million from Hurricane Debby.

Policy acquisition and other underwriting expenses in the third quarter were $26.1 million compared with $22.8 million in the third quarter of 2023, representing 9.8% of gross premiums earned in the third quarter of 2024 compared with 12.1% in the third quarter of 2023.

General and administrative personnel expenses in the third quarter increased to $19.2 million from $13.9 million in the third quarter of 2023. General and administrative personnel expenses represented 7.2% of gross premiums earned in the third quarter of 2024 down from 7.4% in the third quarter of 2023.

Year-to-Date 2024 Results

For the nine months ended September 30, 2024, the company reported pre-tax income of $167.5 million and net income of $123.4 million. Net income after noncontrolling interests was $107.4 million compared with $40.9 million for the nine months ended

September 30, 2023. Diluted earnings per share were $8.59 for the nine months ended September 30, 2024, compared with $4.16 diluted earnings per share, for the nine months ended September 30, 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the nine-month period was $120.6 million, or $8.39 diluted earnings per share compared with adjusted net income of $48.1 million, or $4.13 diluted earnings per share, in the same period of 2023. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned for the nine months of 2024 increased to $785.7 million from $550.3 million in the same period of 2023 driven primarily by growth in Florida.

Premiums ceded for reinsurance for the nine months of 2024 were $254.5 million compared with $203.1 million for the nine months of 2023. The increase was attributable to increased reinsurance coverage due to growth in the number of policies in force and total insured value, along with the reversal of $12.3 million of previously accrued benefits related to retrospective provisions following the impact of Hurricane Helene. Premiums ceded represented 32.4% of gross premiums earned for the nine months of 2024 compared with 36.9% in the nine months of 2023.

Net investment income for the nine months of 2024 was $44.7 million compared with $35.9 million for the nine months of 2023. The increase was primarily attributable to an increase in interest income from cash, cash equivalents, and available-for-sale securities, offset by a decrease in income from real estate investments. Results for the first nine months of 2023 included a $8.9 million gain from the sale of two real estate investment properties.

Losses and loss adjustment expenses for the nine months of 2024 were $264.0 million compared with $189.2 million for the nine months of 2023. The loss ratio, as a percentage of gross premiums earned, decreased to 33.6% from 34.4% for the nine months ended September 30, 2023. The decline in the gross loss ratio was driven primarily by the continued decline of claims and litigation frequency in Florida. Loss and loss adjustment expenses for the nine months of 2024 included $40.0 million from Hurricane Helene and $6.5 million from Hurricane Debby.

Policy acquisition and other underwriting expenses for the nine months of 2024 were $71.7 million compared with $68.1 million for the nine months of 2023, representing 9.1% of gross premiums earned in the nine months of 2024 compared with 12.4% in the nine months of 2023.

General and administrative personnel expenses for the nine months of 2024 increased to $52.9 million from $41.6 million for the nine months of 2023. General and administrative personnel expenses represented 6.7% of gross premiums earned in the nine months of 2024 down from 7.6% in the nine months of 2023.

Conference Call

HCI Group will hold a conference call later today, November 7, 2024, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 821320

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through November 7, 2025.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 51444

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q3 2024	Q3 2023
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$165,208	$127,334
TypTap Insurance Company	93,716	70,931
Condo Owners Reciprocal Exchange	11,455	-
Total Gross Written Premiums	270,379	198,265

Gross Premiums Earned:
Homeowners Choice	139,822	102,076
TypTap Insurance Company	108,266	86,233
Condo Owners Reciprocal Exchange	17,430	-
Total Gross Premiums Earned	265,518	188,309

Gross Premiums Earned Loss Ratio	39.8%	35.4%

Per Share Metrics
GAAP Diluted EPS	$0.52	$1.34
Non-GAAP Adjusted Diluted EPS	$0.47	$1.41

Dividends per share	$0.40	$0.40

Book value per share at the end of period	$43.45	$23.27

Shares outstanding at the end of period	10,479,076	8,590,824

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $665,669 and $387,687, respectively and allowance for credit losses: $0 and $0, respectively)	$668,231	$383,238
Equity securities, at fair value (cost: $50,982 and $44,011, respectively)	56,333	45,537
Limited partnership investments	21,497	23,583
Real estate investments	77,511	67,893
Total investments	823,572	520,251

Cash and cash equivalents	518,786	536,478
Restricted cash	3,310	3,287
Receivable from maturities of fixed-maturity securities	—	91,085
Accrued interest and dividends receivable	6,382	3,507
Income taxes receivable	4,919	—
Deferred income taxes, net	—	512
Premiums receivable, net (allowance: $4,218 and $3,152, respectively)	59,183	38,037
Assumed premium receivable	—	19,954
Prepaid reinsurance premiums	105,092	86,232
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	27,518	19,690
Unpaid losses and loss adjustment expenses (allowance: $46 and $118, respectively)	273,053	330,604
Deferred policy acquisition costs	56,401	42,910
Property and equipment, net	29,452	29,251
Right-of-use-assets - operating leases	1,240	1,407
Intangible assets, net	5,820	7,659
Funds withheld for assumed business	14,527	30,087
Other assets	58,119	50,365

Total assets	$1,987,374	$1,811,316

Liabilities and Equity
Losses and loss adjustment expenses	$612,354	$585,073
Unearned premiums	547,700	501,157
Advance premiums	37,767	15,895
Reinsurance payable on paid losses and loss adjustment expenses	—	3,145
Ceded reinsurance premiums payable	7,168	8,921
Assumed premiums payable	315	850
Accrued expenses	37,121	19,722
Income tax payable	—	7,702
Deferred income taxes, net	5,419	—
Revolving credit facility	46,000	—
Long-term debt	185,081	208,495
Lease liabilities - operating leases	1,250	1,408
Other liabilities	39,039	35,623

Total liabilities	1,519,214	1,387,991

Commitments and contingencies
Redeemable noncontrolling interest	1,491	96,160

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,479,076 and 9,738,183 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	119,971	89,568
Retained income	333,453	238,438
Accumulated other comprehensive loss, net of taxes	1,920	(3,163)
Total stockholders' equity	455,344	324,843
Noncontrolling interests	11,325	2,322
Total equity	466,669	327,165

Total liabilities, redeemable noncontrolling interest, and equity	$1,987,374	$1,811,316

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue

Gross premiums earned	$265,518	$188,308	$785,723	$550,322
Premiums ceded	(109,694)	(66,152)	(254,513)	(203,051)

Net premiums earned	155,824	122,156	531,210	347,271

Net investment income	13,714	9,384	44,662	35,893
Net realized investment gains (losses)	2,846	(207)	3,058	(1,586)
Net unrealized investment gains	657	(1,041)	3,825	385
Policy fee income	1,229	1,092	3,337	3,651
Other	1,047	260	2,084	2,386

Total revenue	175,317	131,644	588,176	388,000

Expenses

Losses and loss adjustment expenses	105,736	66,726	263,982	189,181
Policy acquisition and other underwriting expenses	26,104	22,768	71,695	68,106
General and administrative personnel expenses	19,175	13,864	52,920	41,638
Interest expense	3,421	2,827	10,022	8,295
Other operating expenses	6,801	5,371	22,021	17,290

Total expenses	161,237	111,556	420,640	324,510

Income before income taxes	14,080	20,088	167,536	63,490

Income tax expense	4,688	4,419	44,089	15,146

Net income	$9,392	$15,669	$123,447	$48,344
Net income attributable to redeemable noncontrolling interests	—	(2,349)	(10,149)	(7,010)
Net income attributable to noncontrolling interests	(3,710)	(163)	(5,929)	(396)

Net income after noncontrolling interests	$5,682	$13,157	$107,369	$40,938

Basic earnings per share	$0.54	$1.53	$10.42	$4.76

Diluted earnings per share	$0.52	$1.34	$8.59	$4.16

Dividends per share	$0.40	$0.40	$1.20	$1.20

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Nine Months Ended
GAAP	September 30, 2024			September 30, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$9,392			$123,447
Less: Net income attributable to redeemable noncontrolling interest	—			(10,149)
Less: Net income attributable to noncontrolling interests	(3,710)			(5,929)
Net income attributable to HCI	5,682			107,369
Less: Income attributable to participating securities	(230)			(3,744)
Basic Earnings Per Share:
Income allocated to common stockholders	5,452	10,050	$0.54	103,625	9,948	$10.42

Effect of Dilutive Securities: *
Stock options	—	269		—	283
Convertible senior notes	—	—		5,149	2,188
Warrants	—	192		—	238

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$5,452	10,511	$0.52	$108,774	12,657	$8.59

(a) Shares in thousands.
* For the three months ended September 30, 2024, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024
GAAP Net income	$9,392	$123,447
Net unrealized investment gains	$(657)	$(3,825)
Less: Tax effect at 25.041%	$165	$958
Net adjustment to Net income	$(492)	$(2,867)
Non-GAAP Adjusted Net income	$8,900	$120,580

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Nine Months Ended
Non-GAAP	September 30, 2024			September 30, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$8,900			$120,580
Less: Net income attributable to redeemable noncontrolling interest	-			$(10,149)
Less: Net loss (income) attributable to noncontrolling interests	(3,710)			(5,731)
Net income attributable to HCI	5,190			104,700
Less: Income attributable to participating securities	(209)			(3,651)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	4,981	10,050	$0.50	101,049	9,948	$10.16

Effect of Dilutive Securities: *
Stock options	—	269		—	283
Convertible senior notes	—	—		5,149	2,188
Warrants	—	192		—	238

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$4,981	10,511	$0.47	$106,198	12,657	$8.39

(a) Shares in thousands.
* For the three months ended September 30, 2024, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024
GAAP diluted Earnings Per Share	$0.52	$8.59
Net unrealized investment gains	$(0.06)	$(0.28)
Less: Tax effect at 25.041%	$0.01	$0.08
Net adjustment to GAAP diluted EPS	$(0.05)	$(0.20)
Non-GAAP Adjusted diluted EPS	$0.47	$8.39